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                                                                       EXHIBIT 3

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TESORO PETROLEUM CORPORATION

    The undersigned, having filed its original Certificate of Incorporation, under the name of TSO Corp., with the Secretary of State of the State of Delaware on December 26, 1968, thereby forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby restate its Certificate of Incorporation and certify as follows:

                                   ARTICLE I

    The name of the Corporation is Tesoro Petroleum Corporation (hereinafter called the 'Corporation').

                                   ARTICLE II

    The registered office of the Corporation in the State of Delaware is located at No. 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, No. 100 West 10th Street, Wilmington, Delaware.

                                  ARTICLE III

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, consisting of

    Fifty Million (50,000,000) shares of the par value of $.16 2/3 per share;
and

    Five Million (5,000,000) shares with no par value.

(A)  DESIGNATION OF EACH CLASS OF SHARES.

        (1) The Fifty Million (50,000,000) authorized shares of a par value of $.16 2/3 per share and an aggregate par value of $8,333,333.33 shall be designated Common Stock; and

        (2) The Five Million (5,000,000) authorized shares with no par value shall be designated Preferred Stock.

(B) STATEMENT OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS IN RESPECT OF SHARES OF PREFERRED STOCK AND AUTHORITY OF BOARD OF DIRECTORS TO FIX DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF NOT FIXED HEREBY.

    Shares of Preferred Stock may be issued from time to time in one or more series, as may be determined from time to time by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of

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any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  INITIAL SERIES OF PREFERRED STOCK DESIGNATED
                        '8% CONVERTIBLE PREFERRED STOCK'

1.  DESIGNATION OF SERIES AND NUMBER OF SHARES.

    The initial series of preferred stock is designated '8% Convertible Preferred Stock' (hereinafter referred to as '8% Preferred Stock'), and the number of shares which shall constitute such series shall be 40,000 shares of a stated value of $100 per share, which number may be increased or decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

2.  DIVIDENDS.

    Holders of 8% Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cash dividends at, but not exceeding, the rate of $8.00 per share per annum, payable quarterly on April 1, July 1, October 1 and January 1 in each year, accruing from the date on which respective shares of 8% Preferred Stock shall be issued. Dividends upon 8% Preferred Stock shall be cumulative quarterly, so that no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to 8% Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to 8% Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to 8% Preferred Stock in payment of dividends, unless in each instance dividends on all outstanding shares of 8% Preferred Stock for all past dividend periods shall have been paid and the dividend on all outstanding shares of 8% Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds set aside for payment thereof. Accumulations of dividends on any shares of 8% Preferred Stock shall not bear interest.

    No dividend shall be declared on any shares of any other class of stock or series thereof ranking on a parity with 8% Preferred Stock in respect of payment of dividends for any dividend period unless there shall have been declared on all shares then outstanding of 8% Preferred Stock, for the same dividend period, or for the dividend period of 8% Preferred Stock terminating within the dividend period of said parity stock, dividends in proportion to the respective dividend rates fixed for 8% Preferred Stock and said parity stock.

3.  LIQUIDATION.

    In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of 8% Preferred Stock shall be entitled to receive $100 per share, together with accrued and unpaid dividends thereon, before any distribution of assets shall be made to holders of common stock or any other class of stock or series thereof ranking junior to 8% Preferred Stock with respect to distribution of assets. Holders of 8% Preferred Stock shall be entitled to no further participation in any such distribution. If, upon any such liquidation, dissolution or winding up of the Corporation, assets of the Corporation available for distribution to holders of 8% Preferred Stock shall be insufficient to permit payment in full to such holders of the preferential amounts aforesaid, then all such assets of the Corporation shall be distributed ratably among holders of 8% Preferred Stock and any other ranking on a parity therewith then outstanding, in proportion to the full preferential amounts to which they shall be entitled respectively. Neither merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of

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the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3.

    No payment on account of such dissolution, liquidation or winding up of the Corporation shall be made to holders of any other class or series of stock ranking on a parity with 8% Preferred Stock with respect to preferential distribution of assets unless a payment on account of such dissolution, liquidation or winding up shall be made at the same time to holders of 8% Preferred Stock in proportion to the full distributive amounts to which they and holders of such parity stock are respectively entitled.

    Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable and containing a reference to the conversion right set forth in paragraph 5 below, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of 8% Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

4.  REDEMPTION.

    The Corporation at its option may, at any time or from time to time, after February 1, 1978, redeem the whole or any part of this issue of 8% Preferred Stock at the applicable redemption price plus in each case accrued and unpaid dividends thereon to the date fixed for redemption.

    The applicable redemption prices for the 8% Preferred Stock shall be as follows:

         IF REDEEMED DURING
         12 MONTHS BEGINNING                        REDEMPTION
             FEBRUARY 1                           PRICE PER SHARE

               1978---------------------------      $  108.00
               1979---------------------------         106.40
               1980---------------------------         104.80
               1981---------------------------         103.20
               1982---------------------------         101.60

and thereafter at $100 per share.

    In the event the Corporation shall determine to redeem less than the entire issue of 8% Preferred Stock then outstanding, (i) the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) the shares shall be selected by lot, as the Board of Directors of the Corporation may determine.

    Notice of every such redemption shall be mailed, first class postage prepaid, not less than 30 nor more than 50 days prior to the date fixed for redemption ('redemption date'), to each holder of record of shares to be redeemed, at his address as it appears on the books of the Corporation. Each such notice shall state the redemption date; the number of shares of 8% Preferred Stock to be redeemed, and, if less than all shares of 8% Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from him; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the redemption date; and that shares to be redeemed may be converted on or before the redemption date in accordance with paragraph 5 below.

    Notice having been mailed, from and after the redemption date (unless the Corporation defaults in providing money for the payment of the redemption price) the right to receive dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as shareholders of the Corporation (except the right to receive the redemption price) shall terminate, and, upon surrender in accordance with said notice of the

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certificates for any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require) such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price will be deposited on a specified date, prior to the redemption date, with a specified bank or trust company (which shall have an office in the City of New York) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit shares called for redemption shall no longer be deemed to be outstanding, all rights with respect to shares of 8% Preferred Stock shall forthwith upon such deposit cease and terminate, except only the right of the holders thereof to convert such shares in accordance with the provisions of paragraph 5 below at any time prior to the close of business on the redemption date, and holders of such shares shall look for payment of the redemption price only to funds so deposited and in no event to the Corporation unless said funds shall be repaid to the Corporation as hereinafter provided. Holders of such shares shall not be entitled to any interest allowed by such depositary on money so deposited, but any such interest shall be paid to the Corporation. Any moneys deposited as aforesaid for redemption of any shares and remaining unclaimed for four years after the date of such deposit shall then be repaid to the Corporation upon its request, and holders of such shares shall thereafter look only to the Corporation for payment.

    Any shares of 8% Preferred Stock so redeemed or purchased shall be permanently retired, shall no longer be deemed outstanding, and shall not under any circumstances be reissued and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized 8% Preferred Stock accordingly.

5.  CONVERSION.

    Shares of 8% Preferred Stock shall be deemed to have a conversion value of $100 per share and may be converted at the option of the holder thereof at any time prior to the close of business on the date fixed for redemption of such shares pursuant to paragraph 4 above into shares of fully paid and nonassessable common stock of the Corporation at a price equivalent to $25.00 (the 'conversion price') for one whole share of common stock as now constituted, subject to the following provisions:

        (A) The conversion price shall be subject to adjustment from time to time as follows:

           (1) In case the Corporation shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of common stock or of capital stock of any other class), (ii) subdivide its outstanding shares of common stock, (iii) combine its outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of its shares of common stock any shares of capital stock of the Corporation, the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the holder of any share of 8% Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such share of 8% Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (1), the holder of any shares of 8% Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

           (2) In case the Corporation shall hereafter issue rights or warrants to all holders of its common stock entitling them (for a period expiring within forty-five days after the record date mentioned below) to subscribe for or purchase shares of common stock at a price per

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       share less than the current market price per share (as determined pursuant to subparagraph (4) below) on the record date mentioned below, the conversion price of the common stock shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of common stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares purchased pursuant to such offer would purchase at such current market price, and of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock so purchased pursuant to such offer for subscription or purchase.

           (3) In case the Corporation shall distribute to all holders of its common stock evidences of its indebtedness or assets (excluding any cash dividend) or rights to subscribe (excluding those referred to in subparagraph (2) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph
       (4) below) of the common stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one share of common stock, and the denominator shall be such current market price per share of common stock. Such adjustment shall become effective immediately after the record date for determination of stockholders entitled to receive such distribution.

           (4)  For the purpose of any computation under subparagraphs (2) and
       (3) above, the current market price per share of common stock on any date shall be deemed to be the average of daily closing prices for thirty consecutive business days commencing forty-five business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the common stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for that purpose.

           (5) In any case in which this paragraph 5 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation of the statement required by subparagraph (7) below) issuing to the holder of any share of 8% Preferred Stock converted after such record date shares of common stock and other capital stock of the Corporation issuable upon such conversion over and above the number of shares of common stock and other capital stock of the Corporation issuable upon such conversion as computed on the basis of the conversion price prior to adjustment.

           (6) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

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           (7)  Whenever the conversion price is adjusted as herein provided, the Corporation shall (i) file at its principal office and with each conversion agent for 8% Preferred Stock and each transfer agent for such common stock a statement, signed by the President or one of the Vice-Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted conversion price and the resulting number of shares of common stock purchasable on conversion of one share of 8% Preferred Stock and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and (ii) mail or cause to be mailed a copy of such statement setting forth the adjusted conversion price to each person who is a registered holder of 8% Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

           (8) For the purposes of this paragraph 5, the term 'common stock' shall mean (i) the Corporation's common stock, $.16 2/3 par value per share, or (ii) any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to subparagraph (1) above, the holder of any share of 8% Preferred Stock thereafter surrendered for conversion shall become entitled to receive any stock of the Corporation other than shares of its common stock, thereafter the conversion price of such other shares so receivable upon conversion of any share of 8% Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to common stock contained in this paragraph 5.

        (B) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Corporation's common stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of 8% Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of common stock (whether whole or fractional) of the Corporation into which such shares of 8% Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of 8% Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of 8% Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place therof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as holders of 8% Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

        (C) If, at any time while shares of 8% Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its common stock, other than in cash out of earned surplus; or (ii) authorize the issuance to all holders of its common stock of rights or warrants to subscribe for or purchase shares of its common stock or of any other subscription rights or warrants; or (iii) reclassify its common stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of any stockholders of the Corporation is required, or sell or transfer all or substantially all of the assets of the Corporation; then the Corporation shall cause to be mailed to registered holders of 8% Preferred Stock, at their last addresses as they shall appear upon the Corporation's stock transfer

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    record, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which holders of common stock of record to be entitled to such dividend, distribution rights or warrants are to be determined, or (ii) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this subparagraph (C) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

        (D) The holder of any shares of 8% Preferred Stock may exercise his option to convert such shares into shares of common stock only by surrendering for such purpose to the Corporation at the principal office of the Corporation certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with this paragraph 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of common stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of common stock shall not then be actually delivered to such person.

        (E) Upon any such conversion of shares of 8% Preferred Stock, no allowance, adjustment or payment shall be made with respect to dividends upon either class of stock.

        (F) In connection with the conversion of shares of 8% Preferred Stock into common stock, no fractions of shares of 8% Preferred Stock or of common stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of common stock shall be the last recorded sale price of such a share on the American Stock Exchange on the business day immediately preceding the date upon which such shares of 8% Preferred Stock are deemed to have been converted, or, if there be no such recorded sale price on such day, the last quoted bid price per share of common stock on such exchange at the close of trading on such business day. If the common stock shall not at the time be listed or admitted to trading on the American Stock Exchange, such market value shall be the average of the reported closing bid-and-asked prices regular way on such day on the principal national securities exchange on which the common stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid-and-asked prices on such day as furnished by any New York Stock Exchange firm selected from time to time by the Corporation for that purpose. The issue of stock certificates on conversions of shares of 8% Preferred Stock shall be made without charge to converting holders of shares of 8% Preferred Stock for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of any shares of 8% Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration or transfer shall

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    have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

        (G) The Corporation shall at all times reserve and keep available out of its authorized common stock the full number of shares of common stock deliverable upon the conversion of all outstanding shares of 8% Preferred Stock.

        (H) Shares of 8% Preferred Stock converted shall be cancelled and shall not be reissued.

6.  VOTING RIGHTS.

    (A) Holders of 8% Preferred Stock shall be entitled to two votes per share, voting with the holders of any other class of stock entitled to vote, without regard to class, on all matters to be voted on by stockholders of the Corporation, in addition to their rights set forth in subparagraphs (B) and (C) below and otherwise provided by law. Every provision in the Certificate of Incorporation and By-Laws of the Corporation which requires the affirmative vote, consent, presence, request or other action of a majority or other proportion of the stock of the Corporation, or any class of such stock or series thereof, or which refers to a majority or other proposition of such stock, class or series, shall be deemed to require or refer to such majority or other proportion of the votes of such stock, class or series.

    (B) If the Corporation shall be in default in the payment of dividends on 8% Preferred Stock of an amount equivalent to or exceeding eight full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors shall be increased by one and holders of 8% Preferred Stock, voting separately as one class, shall be entitled at the next annual meeting of stockholders or the next special meeting of stockholders, or at a special meeting of holders of 8% Preferred Stock called as hereinafter provided, to fill such newly created directorship, and in addition thereto, such holders shall be entitled to participate with holders of common stock and holders, if any, of any other capital stock of the Corporation entitled to vote for the election of directors in the election of any other directors; provided, however, that when all arrears in dividends on 8% Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the right of holders of 8% Preferred Stock to participate in the election of one director shall cease but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (ii) the term of the director then in office elected by holders of 8% Preferred Stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors shall be reduced by one.

    Whenever such voting right shall vest, it may be exercised initially either at a special meeting of holders of 8% Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of 8% Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

    Any director who shall have been elected by holders of 8% Preferred Stock as a class shall hold office for a term expiring (subject to the earlier payment of arrears in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause only by the affirmative votes of holders of record of a majority of the outstanding shares of 8% Preferred Stock given at a special meeting of such stockholders called for the purpose. Any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by holders of 8% Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a request therefor, signed by holders of not less than 25% of the then outstanding shares of 8% Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

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    Any vacancy caused by the death or resignation of a director who shall have been elected by holders of 8% Preferred Stock as a class may be filled only by holders of 8% Preferred Stock at a meeting called for such purpose. Such meeting of holders of 8% Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of 8% Preferred Stock.

    If any meeting of holders of 8% Preferred Stock required by this subparagraph (B) to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least 10% of the outstanding shares of 8% Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of 8% Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

    Any meeting of holders of 8% Preferred Stock to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of stockholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the outstanding shares of 8% Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

    (C) So long as any shares of 8% Preferred Stock are outstanding, the Corporation shall not, without the written consent or the affirmative vote at a meeting called for that purpose of holders of at least two-thirds of the total number of shares of 8% Preferred Stock then outstanding, in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise:

        (1) change or abolish the relative rights, preferences or limitations of the 8% Preferred Stock; or

        (2) authorize, or increase the authorized amount of, any class or series of stock ranking prior to the 8% Preferred Stock in the payment of dividends or the preferential distribution of assets;

and so long as any shares of 8% Preferred Stock are outstanding, the Corporation shall not, without the written consent or the affirmative vote at meeting called for that purpose of holders of at least a majority of the total number of shares of 8% Preferred Stock then outstanding in any such manner as aforesaid:

        (3) increase the amount of the Preferred Stock authorized by the provisions of Article IV of the Certificate of Incorporation of the Corporation; or

        (4) authorize, or increase the authorized amount of, any class or series of stock ranking on a parity with 8% Preferred Stock in the payment of dividends or the preferential distribution of assets other than any series of Preferred Stock which may be issued from time to time pursuant to the authorization contained in Article IV of the Certificate of Incorporation of the Corporation;

PROVIDED, HOWEVER, that the foregoing shall not require the consent or vote of holders of 8% Preferred Stock for the authorization, or an increase in the authorized amount of, any class or series of stock except to the extent specifically provided in sections (2), (3) and (4) of this subparagraph (C); AND PROVIDED FURTHER, that, except as otherwise required by law, no such consent or vote shall be required for any merger or consolidation:

        (5) in which (i) the Corporation is the surviving corporation; (ii) no change is made in the rights, preferences or limitations of 8% Preferred Stock; and (iii) no authorization is granted for any class or series of stock, or any increase in the authorized amount of any class or series of stock, if such consent or vote would have been required for such authorization, or increase in authorized amount, immediately prior to such merger or consolidation; or

        (6) in which (i) the Corporation is a party but is not the surviving corporation; (ii) the surviving corporation shall, in connection with and at the same time as such merger or consolidation, issue in exchange for each share of 8% Preferred Stock then outstanding a share of preferred stock of the surviving corporation with the same rights, preferences and limitations as the 8% Preferred Stock; and (iii) the authorized capital stock of the surviving corporation immediately after such merger or consolidation shall include only classes or series of stock for which no such consent or vote would have been required if such class or series had been authorized by the Corporation immediately prior to such merger or consolidation or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized (with such consent or vote) prior to such merger or consolidation and continuing as an authorized class or series at the time thereof.

                  SECOND SERIES OF PREFERRED STOCK DESIGNATED
                 '$2.16 CUMULATIVE CONVERTIBLE PREFERRED STOCK'

1.  DESIGNATION OF SERIES AND NUMBER OF SHARES.

    The series of Preferred Stock is designated '$2.16 Cumulative Convertible Preferred Stock' (hereinafter referred to as '$2.16 Preferred Stock'), and the number of shares which shall constitute such series shall be 4,600,000 shares of a stated value of $1.00 per share, which number may be increased or decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

2.  DIVIDENDS.

    Shares of $2.16 Preferred Stock shall rank on a parity as to dividends with shares of 8% Convertible Preferred Stock of the Corporation (hereinafter referred to as '8% Preferred Stock'). The holders of $2.16 Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at, but not exceeding, the rate of $2.16 per share per annum, payable quarterly on March 15, June 15, September 15 and December 15 in each year, accruing from the date on which respective shares of $2.16 Preferred Stock shall be issued. So long as any $2.16 Preferred Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to $2.16 Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with $2.16 Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with $2.16 Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of $2.16 Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of $2.16 Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds set aside for payment thereof. Accumulations of dividends on any shares of $2.16 Preferred Stock shall not bear interest.

    No dividend shall be paid upon or declared or set apart for (a) any share of $2.16 Preferred Stock for any dividend period unless at the same time (i) a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of $2.16 Preferred Stock then outstanding and entitled to receive such dividend and (ii) there shall have been paid upon or declared or set aside for all shares of 8% Preferred Stock and for all shares of Preferred Stock of all other series or of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with $2.16 Preferred Stock in respect of payment of dividends, for the same dividend period as the dividend period of the $2.16 Preferred Stock, or for the respective dividend periods of the 8% Preferred Stock and said parity stock terminating within the dividend period of the $2.16 Preferred Stock, dividends in proportion to the respective dividend rates fixed for the 8% Preferred Stock and said parity stock; and (b) any shares of 8% Preferred Stock or other series of Preferred Stock or other class of stock or series thereof, if any, ranking on a parity with $2.16 Preferred Stock in respect of payment of dividends for any dividend period unless there shall have been paid upon or declared or set apart for all shares then outstanding of $2.16 Preferred Stock, for the same dividend period, or for the dividend period of the $2.16 Preferred Stock terminating within the dividend period of said parity stock, dividends in proportion to the respective dividend rates fixed for $2.16 Preferred Stock and said parity stock.

3.  LIQUIDATION.

    Shares of $2.16 Preferred Stock shall rank on a parity with shares of 8% Preferred Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. In the event of any such liquidation, dissolution or winding up, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of $2.16 Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, (i) if such liquidation, dissolution or winding up is voluntary, the applicable redemption price per share determined as provided in paragraph 4 below, or (ii) if such liquidation, dissolution or winding up is involuntary, $25 per share plus, in either case, an amount equal to all dividends accrued and unpaid on each share of $2.16 Preferred Stock to the date fixed for distribution, and no more, before any distribution of assets shall be made to the holders of Common Stock or any other class of stock or series thereof ranking junior to $2.16 Preferred Stock with respect to the distribution of assets; provided, however, that no distribution as aforesaid shall be made to the holders of $2.16 Preferred Stock unless at the same time a like proportionate distribution shall be made, ratably in proportion to the respective amounts payable upon liquidation, dissolution or winding up of the affairs of the Corporation, to the holders of all shares of 8% Preferred Stock and Preferred Stock of all other series or of any other class of stock or series thereof, if any, then outstanding and ranking as to distribution of assets on a parity with $2.16 Preferred Stock.

    Nothing herein contained shall be deemed to prevent redemption of $2.16 Preferred Stock by the Corporation in the manner provided in paragraph 4 below. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

    No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any other class or series of stock ranking on a parity with $2.16 Preferred Stock with respect to preferential distribution of assets unless a payment on account of such liquidation, dissolution or winding up shall be made at the same time to the holders of $2.16 Preferred Stock in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled.

    Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in paragraph 5 below, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of $2.16 Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

4.  REDEMPTION.

    The Corporation at its option may, at any time or from time to time, on or after January 1, 1980, redeem the whole or any part of this issue of $2.16 Preferred Stock at the applicable redemption price plus in each case accrued and unpaid dividends thereon to the date fixed for redemption.

    The applicable redemption prices for the $2.16 Preferred Stock shall be as follows:

    IF REDEEMED DURING 12 MONTHS                 REDEMPTION PRICE
         BEGINNING JANUARY 1                        PER SHARE

                 1980-------------------------       $  27.50
                 1981-------------------------          27.00
                 1982-------------------------          26.50
                 1983-------------------------          26.00
                 1984-------------------------          25.50

and thereafter at $25 per share.

    In the event the Corporation shall determine to redeem less than the entire issue of $2.16 Preferred Stock then outstanding, (i) the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) the shares shall be selected by lot, as the Board of Directors of the Corporation may determine.

    Notice of every such redemption shall be mailed, first class postage prepaid, not less than 45 nor more than 60 days prior to the date fixed for redemption ('redemption date'), to each holder of record of shares to be redeemed, at his address as it appears on the books of the Corporation. Each such notice shall state the redemption date; the number of shares of $2.16 Preferred Stock to be redeemed, and, if less than all shares of $2.16 Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from him; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the redemption date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the redemption date in accordance with paragraph 5 below.

    Notice having been mailed, from and after the redemption date (unless the Corporation defaults in providing money for the payment of the redemption price) the right to receive dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as shareholders of the Corporation (except the right to receive the redemption price thereof, but without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates for any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price will be deposited on a specified date, prior to the redemption date, with a specified bank or trust company (which shall have an office in The City of New York) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit shares called for redemption shall no longer be deemed to be outstanding, all rights with respect to shares of $2.16 Preferred Stock shall forthwith upon such deposit cease and terminate, except only the right of the holders thereof to convert such shares in accordance with the provisions of paragraph 5 below at any time prior to the close of business on the business day next preceding the redemption date, and holders of such shares shall look for payment of the redemption price only to funds so deposited and in no event to the Corporation unless said funds shall be repaid to the Corporation as hereinafter provided. Holders of such shares shall not be entitled to any interest allowed by such depositary on money so deposited but any such interest shall be paid to the Corporation. Any moneys deposited as aforesaid for redemption of any shares and remaining unclaimed for four years after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the redemption price thereof, but without interest.

    Any provision of this paragraph 4 to the contrary notwithstanding, in the event that any quarterly dividend due on $2.16 Preferred Stock shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of $2.16 Preferred Stock unless all outstanding shares of $2.16 Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of $2.16 Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of $2.16 Preferred Stock.

    Any shares of $2.16 Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall assume the status of authorized but unissued Preferred Stock, with no par value, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series, as may be determined from time to time by the Board of Directors.

5.  CONVERSION.

    Shares of $2.16 Preferred Stock may be converted at the option of the holder thereof, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to paragraph 4 above, into shares of fully paid and non-assessable shares of Common Stock of the Corporation at the rate of
1.7241 shares of Common Stock as now constituted for each share of $2.16 Preferred Stock surrendered for conversion (the 'conversion rate'), subject to the following provisions:

        (A) The conversion rate shall be subject to adjustment from time to time as follows:

           (1) In case the Corporation shall (i) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any share of $2.16 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such share of $2.16 Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (1), the holder of any shares of $2.16 Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the conversion price of the $2.16 Preferred Stock (determined by dividing the adjusted conversion rate into $25) between or among shares of such classes of capital stock.

           (2) In case the Corporation shall hereafter issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subparagraph (4) below) on the record date mentioned below, the conversion rate shall be adjusted effective immediately after the expiration date of such rights or warrants so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock purchased pursuant to such offer for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares so purchased would purchase at such current market price (determined as provided in subparagraph (4) below).

           (3) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash distributions made out of current or retained earnings) or rights to subscribe (excluding those referred to in subparagraph (2) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in subparagraph (4) below) at the record date mentioned below, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for determination of stockholders entitled to receive such distribution.

           (4)  For the purpose of any computation under subparagraphs (2) and
       (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

           (5) In any case in which this paragraph 5 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation of the statement required by subparagraph (7) below) issuing to the holder of any share of $2.16 Preferred Stock converted after such record date shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the number of shares of Common Stock and other capital stock of the Corporation issuable upon such conversion as computed on the basis of the conversion rate prior to adjustment.

           (6) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

           (7) Whenever the conversion rate is adjusted as herein provided, the Corporation shall (i) file at the office or agency in the Borough of Manhattan in The City of New York maintained by the Corporation pursuant to subparagraph (D) of this paragraph 5 and with each transfer agent for its Common Stock a statement, signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted conversion rate determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and (ii) mail or cause to be mailed a copy of such statement setting forth the adjusted conversion rate to each person who is a registered holder of $2.16 Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

        (B) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Corporation's Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of $2.16 Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) of the Corporation into which such shares of $2.16 Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of $2.16 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of $2.16 Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of $2.16 Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

        (C) If, at any time while shares of $2.16 Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings; or (ii) authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or (iii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its Common Stock is required, or sell or transfer all or substantially all of the assets of the Corporation; then the Corporation shall cause to be mailed to registered holders of $2.16 Preferred Stock, at their last addresses as they shall appear upon the Corporation's stock transfer record, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this subparagraph (C) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

        (D) The holder of any shares of $2.16 Preferred Stock may exercise his option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at the office or agency in the Borough of Manhattan in The City of New York maintained by the Corporation for that purpose certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this paragraph 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

        (E) Upon any such conversion of shares of $2.16 Preferred Stock, no allowance, adjustment or payment shall be made with respect to dividends upon either class of stock.

        (F) In connection with the conversion of shares of $2.16 Preferred Stock into Common Stock, no fractions of shares of $2.16 Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the business day immediately preceding the date upon which such shares of $2.16 Preferred Stock are deemed to have been converted, or, if there be no such recorded sale price on such day, the last quoted bid price per share of Common Stock on such exchange at the close of trading on such business day. If the Common Stock shall not at the time be listed or admitted to trading on the New York Stock Exchange, such market value shall be the average of the reported closing bid and asked prices regular way on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose. The issue of stock certificates on conversions of shares of $2.16 Preferred Stock shall be made without charge to converting holders of shares of $2.16 Preferred Stock for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of any shares of $2.16 Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

        (G) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $2.16 Preferred Stock.

        (H) Any shares of $2.16 Preferred Stock converted shall no longer be deemed outstanding and shall assume the status of authorized but unissued shares of Preferred Stock, with no par value, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series, as may be determined from time to time by the Board of Directors.

        (I)  For purposes of this paragraph (5):

           (1) 'business day' shall mean a day on which the New York Stock Exchange (or a successor or an equivalent or substitute organization or facility) is open for the trading of securities in the Borough of Manhattan in The City of New York; and

           (2) 'Common Stock' shall mean (a) the Corporation's Common Stock, $.16 2/3 par value per share, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to subparagraph (A) (1) above, the holder of any share of $2.16 Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate with respect to such other shares so receivable upon conversion of any share of $2.16 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 5.

6.  VOTING RIGHTS.

    (A) The holders of $2.16 Preferred Stock shall be entitled to one vote per share, voting together as one class with the holders of Common Stock and 8% Preferred Stock and any other series of Preferred Stock entitled to vote, on all matters to be voted by stockholders of the Corporation, in addition to their rights set forth in subparagraphs (B) and (C) below and otherwise provided by law.

    (B) If at any time the Corporation shall be in default in the payment of dividends on the $2.16 Preferred Stock of an amount equivalent to or exceeding six full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of $2.16 Preferred Stock, voting as a separate class together with the holders of all other series of Preferred Stock outstanding (other than 8% Preferred Stock) having similar voting rights (such other series of Preferred Stock and the $2.16 Preferred Stock being hereinafter collectively referred to as 'Special Preferred Stock'), whether or not the payment of quarterly dividends shall be in default on all Special Preferred Stock outstanding, shall be entitled at the next annual meeting of stockholders or the next special meeting of stockholders, or at a special meeting of holders of Special Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships, and in addition thereto, such holders shall be entitled to participate with holders of Common Stock and holders, if any, of any other capital stock of the Corporation entitled to vote for the election of directors in the election of any other directors; provided, however, that when all arrears in dividends on Special Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the right of holders of Special Preferred Stock to participate in the election of two directors shall cease but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends; (ii) the term of the directors then in office elected by holders of Special Preferred Stock as a class shall terminate; and
(iii) the number of directors constituting the Board of Directors shall be reduced by two.

    Whenever such voting right shall vest, it may be exercised initially either at a special meeting of holders of Special Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

    Any director who shall have been elected by holders of Special Preferred Stock as a class pursuant to this subparagraph (B) shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of Special Preferred Stock given at a special meeting of such stockholders called for the purpose. Any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by holders of Special Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of not less than 25% of the votes of the then outstanding shares of Special Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

    Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Special Preferred Stock as a class pursuant to this subparagraph (B) may be filled only by the holders of Special Preferred Stock at a meeting called for such purpose. Such meeting of the holders of Special Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock.

    If any meeting of the holders of Special Preferred Stock required by this subparagraph (B) to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of Special Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

    Any meeting of holders of Special Preferred Stock to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of stockholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Special Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

    (C) So long as any shares of $2.16 Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise:

        (1) without the written consent or the affirmative vote at a meeting called for that purpose of the holders of a least two-thirds of the votes of the shares of $2.16 Preferred Stock then outstanding, voting separately as a class, (a) amend, alter or repeal any of the provisions of Article IV of the Certificate of Incorporation of the Corporation, or of any resolution or resolutions establishing the $2.16 Preferred Stock, so as to affect adversely the powers, preferences or special rights of the $2.16 Preferred Stock; or (b) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the $2.16 Preferred Stock in the payment of dividends or the preferential distribution of assets; or

        (2) without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least a majority of the aggregate number of the votes of the shares of Preferred Stock of all series (including $2.16 Preferred Stock) then outstanding, voting separately as a class, (a) increase the number of shares of Preferred Stock authorized by the provisions of Article IV of the Certificate of Incorporation; or (b) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class of stock ranking on a parity with the $2.16 Preferred Stock in the payment of dividends or the preferential distribution of assets;

PROVIDED, HOWEVER, that the foregoing provisions of this subparagraph (C) shall not require the consent or vote of the holders of $2.16 Preferred Stock or Preferred Stock for the authorization or an increase in the authorized amount of any class or series of stock, or for the authorization of any obligation or security convertible into or evidencing the right to purchase shares of any class or series of stock, except to the extent specifically provided in sections
(1)(b), (2)(a) and (2)(b) of this subparagraph (C); and PROVIDED further, that, except as otherwise required by law, no such consent or vote shall be required for any merger or consolidation:

        (i) in which (x) the Corporation is the surviving corporation; (y) no adverse change is made in the powers, preferences or special rights of the $2.16 Preferred Stock; and (z) no additional class or series of stock is authorized or the authorized amount thereof increased, and no obligation or security convertible into or evidencing the right to purchase shares of any additional class or series of stock is authorized, if such consent or vote would have been required for any such authorization, or increase in authorized amount, immediately prior to such merger or consolidation; or

        (ii) in which (x) the Corporation is a party but is not the surviving corporation; (y) the surviving corporation shall, in connection with and at the same time as such merger or consolidation, issue in exchange for each share of $2.16 Preferred Stock then outstanding a share of preferred stock of the surviving corporation with the same powers, preferences and special rights as the $2.16 Preferred Stock; and (z) immediately after such merger or consolidation only classes or series of stock of the surviving corporation and obligations or securities convertible into or evidencing the right to purchase shares of a class or series of stock of the surviving corporation shall be authorized or outstanding, for which no such consent or vote would have been required if such classes or series of stock and obligations or securities had been authorized by the Corporation immediately prior to such merger or consolidation, or which have, or are convertible into or evidence the right to purchase shares of a class or series of stock of the surviving corporation which have, the same powers, preferences and special rights and authorized amount as a class or series of stock of the Corporation which was authorized (with such consent or vote) prior to such merger or consolidation and is continuing as an authorized class or series of stock at the time thereof.

(C) STATEMENT OF LIMITATIONS, RELATIVE RIGHTS AND POWERS IN RESPECT TO COMMON STOCK.

    Subject to any rights and privileges granted to the holders of Preferred Stock by resolution of the Board of Directors pursuant to the provisions of Section (B) of this Article IV, the holders of Common Stock shall exercise one vote in respect to each share of stock held by them on all matters voted upon by the stockholders; shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; shall be entitled, upon liquidation or dissolution, to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution ratably in proportion to the number of shares of Common Stock held by them; and shall have such other rights and privileges as may be allowed to them by the laws of the State of Delaware.

(D)  INCREASE OR DECREASE OF AUTHORIZED STOCK.

    The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE V

    The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1970, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

    Any director may be removed from office at any time, for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors given at a meeting of the stockholders called for that purpose.

    Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE VI

    In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

                                  ARTICLE VII

    (A) Except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for the purposes of this Article as one class, shall be required:

        (1) to adopt any agreement for the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

        (2) to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or any part of such assets having a then fair market value equal to or greater than 50 per cent of the then fair market value of the total assets of the Corporation or such subsidiary, or

        (3) to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 10 per cent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors.

    (B) The provisions of paragraph (A) of this Article shall not apply to any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, PROVIDED that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 10 per cent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors.

    (C) The affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the
                                       20

Corporation if the Board of Directors shall not have, by resolution, recommended to the stockholders the adoption of such plan for dissolution of the Company.

    (D)  For purposes of this Article,

        (1) any specified person shall be deemed to be the 'beneficial owner' of shares of stock of the Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

        (2) a 'subsidiary' is any corporation more than 49 per cent of the voting securities of which are owned, directly or indirectly, by the Corporation;

        (3) a 'person' is any individual, corporation or other entity;

        (4) an 'affiliate' of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

        (5) an 'associate' of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 per cent or more of any class of equity securities,
    (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.

    (E) For purposes of determining whether a person owns beneficially 10 per cent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clause (a),
(b) or (c) of paragraph (D)(1) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

    (F) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,

        (1) the fair market value of any assets of the Corporation or any subsidiary proposed to be disposed of in a transaction of the character referred to in paragraph (A)(2) of this Article, and the fair market value of the total assets of the Corporation or such subsidiary;

        (2) whether any person referred to in paragraph (A) of this Article owns beneficially 10 per cent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; and

        (3) whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.

                                  ARTICLE VIII

    Notwithstanding the provisions of Article VI of this Certificate of Incorporation and any provisions of the By-Laws of the Corporation, no amendment to this Certificate of Incorporation or to the By-Laws shall amend, modify or repeal any or all of the provisions of Article V, Article VII or this Article VIII of this Certificate of Incorporation or Section 2.1 of the By-Laws of the Corporation unless adopted by the affirmative vote or consent of the holders of not less than four-fifths of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class; PROVIDED, HOWEVER, that in the event the Board of Directors of the Corporation shall by resolution unanimously recommend to the stockholders the adoption of any such amendment, the stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors may amend, modify or repeal any or all of such provisions.

    This restated Certificate of Incorporation was duly adopted by the directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. It only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepency between those provisions and the provisions of this restated Certificate of Incorporation.

    IN WITNESS WHEREOF, Tesoro Petroleum Corporation has caused this restated Certificate of Incorporation to be signed in its corporate name by its Chairman of the Board of Directors and its corporate seal to be affixed hereto and attested by its Secretary this 23rd day of June, 1978.

***************************************
*                                     *      TESORO PETROLEUM CORPORATION
*      TESORO PETROLEUM CORPORATION   *
*       Incorporated Dec. 26, 1968    *  By      /s/  ROBERT V. WEST, JR.
*             Delaware                *      Chairman of the Board of Directors
*                                     *
***************************************

ATTEST:

By    /s/  CHARLES R. ROBERTS
             Secretary

TESORO PETROLEUM CORPORATION
INCORPORATED DEC. 26, 1968
DELAWARE
                                       22